July 20, 1995


VIA FACSIMILE


Mr. Howard Jenkins
C/O Hunter Equities

RE: Purchase of Options

Dear Mr. Jenkins:

     In consideration of $500, Delta Petroleum Corporation ("Delta") hereby agrees to sell to you warrants to purchase 50,000 shares of Delta Petroleum Corporation common stock at $6.00 per share for a period of one year from the time that the shares underlying the warrant are registered. The warrants are not callable. Delta agrees to use its best efforts to register the shares underlying the warrant as soon as possible.

     Please indicate your agreement by signing a copy of this letter where indicated below, faxing a copy back to me and sending a check from $500. We will prepare and execute a warrant and send it to you by return mail.

                                   Very truly yours,

                                   DELTA PETROLEUM CORPORATION


                                   /s/Aleron H. Larson, Jr.
                                   Aleron H. Larson, Jr.
                                   CEO



 /s/Howard Jenkins
Howard Jenkins